Number

WC 81

Shares

W Webster Financial Corporation

THIS CERTIFICATE IS TRANSFERABLE IN JERSEY CITY, NJ, NEW YORK, NY AND PITTSBURGH, PA

SEE REVERSE FOR CERTAIN RESTRICTIONS

COMMON STOCK CUSIP 947890 10 9

THIS CERTIFIES THAT SPECIMEN is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF

WEBSTER FINANCIAL CORPORATION (the “Corporation”), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation’s transfer agent and registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

COUNTERSIGNED AND REGISTERED:

BNY MELLON SHAREOWNER SERVICES

TRANSFER AGENT

AND REGISTRAR

BY: AUTHORIZED SIGNATURE

Dated:

By:

Secretary

WEBSTER FINANCIAL CORPORATION DELAWARE

SEPTEMBER 10, 1986 INCORPORATED

Chairman and Chief Executive Officer

WEBSTER FINANCIAL CORPORATION

The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of Webster Financial Corporation (the “Corporation”) as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

The Corporation will furnish to any shareholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —as tenants in common UNIF GIFT MIN ACT — Custodian

TEN ENT —as tenants by the entireties (Cust) (Minor)

JT TEN —as joint tenants with rights under Uniform Gifts to Minors of survivorship and not as Act

tenants in common (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer into

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee

Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the Corporation with full power of substitution in the premises.

Dated,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement,

or any change whatever.